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                                 EXHIBIT SECTION
                                   EXHIBIT 21

                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


       The Registrant, Champion Industries, Inc., a West Virginia corporation, does business under the trade name "Chapman Printing Company". Its wholly owned subsidiaries are:

1.     The Chapman Printing Company, Inc., a West Virginia corporation.

2. Stationers, Inc., a West Virginia corporation (doing business in Ohio as "Garrison Brewer").

3.     Bourque Printing, Inc., a Louisiana corporation.

4.     Dallas Printing Company, Inc., a Mississippi corporation.

5.     Carolina Cut Sheets, Inc., a West Virginia corporation.

6.     U.S. Tag & Ticket Company, Inc., a Maryland corporation.

7.     Donihe Graphics, Inc., a Tennessee corporation.

8.     Smith & Butterfield Co., Inc., an Indiana corporation.

9.     The Merten Company, an Ohio corporation.

10.    Interform Corporation, a Pennsylvania corporation.

11.    CHMP Leasing, Inc., a West Virginia corporation.

12.    Blue Ridge Printing Co., Inc., a North Carolina corporation.

13.    Rose City Press, a West Virginia corporation

14.    Capitol Business Equipment, Inc., a West Virginia corporation

15.    Thompson's of Morgantown, Inc., a West Virginia corporation

16.    Independent Printing Service, Inc., an Indiana corporation

17.    Diez Business Machines, Inc., a Louisiana corporation

                                 Exhibit 21-p1